SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 7, 2005

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of	Commission File Number	(IRS Employer Identification No.)
incorporation or organization)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Form 8-K and Exhibit 99.1, attached hereto, is furnished in accordance with SEC Release No. 33-8216. The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On February 7, 2005 Louisiana - Pacific Corporation issued a press release announcing financial results for the fiscal quarter and year ended December 31, 2004, a copy of which is attached hereto as Exhibit 99.1.

As a result of modification in LP’s management organization, LP was required to modify its segment reporting under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” Attached as Exhibit 99.2 and incorporated herein by reference are selected segment information of LP, for the three months ended March 31, June 30, September 30, and December 31, 2003 and for the three months ended March 31, June 30, September 30 and December 31, 2004. The data for all such periods ended prior to December 31, 2004 have been reclassified to conform to reflect the application of SFAS Nos. 131.

Item 9.01.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by Louisiana - Pacific Corporation on February 7, 2005 regarding Fourth Quarter and Year End 2004 Results.
99.2

Selected segment information of LP, for the three months ended March 31, June 30, September 30, and December 31, 2003 and for the three months ended March 31, June 30, September 30 and December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date: February 7, 2005